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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K/A

                             AMENDMENT NO. 1 TO THE

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) February 24, 1999

                              GA FINANCIAL, INC.
                              ------------------
            (Exact name of Registrant as specified in its Charter)

 Delaware                             1-14154                    25-1780835
-----------                           -------                    ----------
(State or other                   (Commission File             (IRS Employer
jurisdiction of                        Number)               Identification No.)
incorporation)



4750 Clairton Boulevard, Pittsburgh, Pennsylvania          15236
-------------------------------------------------          -----
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:  (412) 882-9946
                                                     --------------



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Item 4.   Changes in Registrant's Certifying Accountant
          ---------------------------------------------


          (b) PricewaterhouseCoopers LLP ("PwC") has been the principal accountant for GA Financial, Inc. (the "Company"). On February 24, 1999, the Company engaged KPMG LLP as its principal accountant to audit the Company's consolidated financial statements for the fiscal year ended December 31, 1999. The decision to change accountants was recommended by the audit committee and approved by the Company's Board of Directors. In connection with the audits of the two fiscal years ended December 31, 1998 and the subsequent period through March 31, 1999, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matters of the disagreements in connection with their opinion. In addition, PwC's reports on such financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. There were no "reportable events" as defined in item 304(a)(1)(v) of Regulation S-K, and neither the Company nor anyone else on its behalf consulted KPMG LLP regarding any of the matters set forth in item 304(a)(2)(i) and (ii) of Regulation S-K. The Company requested that PwC furnish the Company with a letter, as promptly as possible, addressed to the Securities and Exchange Commission, stating whether it agrees with the statements made in this Item 4, and if not, stating the respects in which they do not agree. This letter is filed as Exhibit 99.1 to this Report.


         Exhibits
         --------

      Exhibit 99.1    Letter  from   PricewaterhouseCoopers  LLP  regarding  its
                      agreement with the disclosure provided under Item 4, pursuant to paragraph (b).



                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to the Current Report on Form 8-K/A to be signed on its behalf by the undersigned thereunto duly authorized.

                                    GA FINANCIAL, INC.


Date: April 7, 1999                 By:  /s/ John M. Kish
      -------------                      ----------------
                                    John M. Kish
                                    Chief Executive Officer
                                    (principal executive officer)